SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): February 26, 2007 (February 16, 2007)

Organetix, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-29461	73-1556428
(Commission File Number)	(IRS Employer Identification No.)

Organetix, Inc.
c/o Rubin, Bailin, Ortoli LLP
405 Park Avenue, 15th Floor
New York, New York 10022
(Address of Principal Executive Offices)(Zip Code)

212-935-0900
(Registrant's Telephone Number, Including Area Code)

Item 1.01 Entry into a Material Definitive Agreement

On February 15, 2007, Organetix, Inc. (the “Corporation”) entered into non-exclusive agreements with Ambassador Thomas Graham, Jr., Mr. David Lewis and Mr. Aaron Foley to serve on the Corporation’s Board of Advisors. All shall serve as Advisors until the earlier of February 15, 2009 or the date that any Advisor is removed from the Board. Ambassador Graham will serve as Chairman of the Board of Advisors. As compensation for participation on the Board of Advisors, Ambassador Graham received 2,000,000 shares of the Corporation’s common stock and Messrs. Lewis and Foley each received 500,000 shares of the Corporation’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organetix, Inc.

Date: February 26, 2007

/s/ Dr. David F. Hostelley
Dr. David F. Hostelley
President